UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2014

SIERRA MONITOR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1991 Tarob Court

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 262-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

On August 1, 2014, the Board of Directors (the “Board”) of Sierra Monitor Corporation (the “Company”) elected Varun Nagaraj to serve as a member of the Board, effective immediately.

In connection with his joining the Board, Mr. Nagaraj executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2014. There are no arrangements or understandings between Mr. Nagaraj and any other persons pursuant to which Mr. Nagaraj was named a director of the Company. Mr. Nagaraj does not have any family relationship with any of the Company’s directors or executive officers. Mr. Nagaraj has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Mr. Nagaraj has served as the Company’s president and chief executive officer since July 2014. In connection with his joining the Company as its president and chief executive officer, Mr. Nagaraj entered into an employment offer letter with the Company, a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2014, pursuant to which he is entitled to receive certain compensation for his service as the Company’s president and chief executive officer. Mr. Nagaraj will not receive any additional compensation for his service on the Board.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers.

__________

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA MONITOR CORPORATION

By: /s/ Varun Nagaraj
Varun Nagaraj Chief Executive Officer and President

Date: October 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers.

____________________

* Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2014.